Exhibit (a)(1)(F)
Your current election is reflected below. [CONFIRMATION #] Screen 5 Name and Address: [Full Name] [Address] [E-mail] ELECTION CONFIRMATION Please be advised that you cannot change your election after the Boston Scientific Stock Option Exchange Program expires at 11:59 PM EDT on Tuesday, June 19, 2007. However, you may log back into this web site to make changes at any time before the Exchange Program expires. Please print out this page for your records Log Out Boston Scientific Stock Option Exchange Program expires at 11:59 PM EDT on June 19, 2007 If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 AM to 7:00 PM EDT at: 800-718-2943 (From within the U.S.) 201-680-6670 (From outside the U.S.)

You have logged out of the Boston Scientific Stock Option Exchange Program Portal. Screen 6 Boston Scientific Stock Option Exchange Program expires at 11:59 PM EDT on June 19, 2007 If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 AM to 7:00 PM EDT at: 800-718-2943 (From within the U.S.) 201-680-6670 (From outside the U.S.)